EXHIBIT 10.11

                     INTERNATIONAL INVESTMENT PARTNERS, LTD.
                            RICHMOND BUSINESS CENTRE
                             NORTH BRUNSWICK STREET
                                DUBLIN 7, IRELAND

Joseph DelVecchio
Executive Vice President and Chief Operating Officer
Medical Technology & Innovations, Inc.
Medical Technology, Inc
Steridyne Corporation
3725 Investment Lane
Riviera Beach, FL 33404 USA

June 6, 2000

Dear Mr. DelVecchio:

You have been notified by International Investment Partners, Ltd. (Delaware), located in Lancaster, PA, USA, of its dissolution as of May 30, 2000. As a result of the dissolution, its agency relationship with my company has terminated. That company acted as the agent for my company in the Loan Agreement and associated agreements with your companies, dated January 21, 2000. Because of the termination of that agency relationship, it is necessary to amend those loan documents to substitute my company as the Lender.

The relationship between your companies and my company, as the principal under those agreements, continues as before. This letter is to confirm that my company, rather than its former agent, is the Lender in those agreements. Otherwise, there are no changes to the agreements. All obligations of your companies to the Lender (now to be recited as set forth below) remain as before.

The Loan Agreement, the Note, the General Security Agreement, the Patent Collateral Assignment and Security Agreement, the Guaranty and Suretyship Agreement of Medical Technology, Inc., and the Guaranty and Suretyship Agreement of Steridyne Corporation do not need to be modified other than to show that the Lender is:

                      International Investment Partners, Ltd
                      Richmond Business Centre
                      North Brunswick Street
                      Dublin 7, Ireland


Your acknowledgement of this letter, and your agreement to the substitution of the identity of the Lender, will be adequate to amend those agreements without having to rewrite the entire document group.

If you agree with this substitution and amendment, kindly sign both copies of this letter, and return one copy to me.

Truly yours,
/s/ Harry McGinn
Harry McGinn
President
International Investment Partners, Ltd.

ACKNOWLEDGED AND AGREED TO: /s/ Joseph DelVecchio
                           ---------------------------------------
                           Joseph DelVecchio
                           Executive Vice President and Chief Operating Officer Medical Technology & Innovations, Inc.
                           Medical Technology, Inc.
                           Steridyne Corporation